UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2012

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43,219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2012, M/I Homes, Inc. (the “Company”) completed its offering of an additional $30 million aggregate principal amount of 8.625% Senior Notes due 2018 (the “New Senior Notes”).  The New Senior Notes are an add-on to the Company's existing $200 million aggregate principal amount of 8.625% Senior Notes due 2018. The New Senior Notes were issued at a price of 99.00% of their face value to yield 8.829%.  The New Senior Notes were sold only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and certain investors pursuant to Regulation S under the Securities Act.

The offering was consummated pursuant to the terms of a purchase agreement dated as of May 3, 2012, by and among the Company, as issuer, certain subsidiaries of the Company, as guarantors (the “Guarantors”), and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as the initial purchasers of the New Senior Notes.

The Company intends to use the net proceeds from the sale of the New Senior Notes for our general corporate purposes, which may include acquisitions of land, repayment of other indebtedness, capital expenditures and increasing our working capital.

The New Senior Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The New Senior Notes were issued under an indenture, dated as of November 12, 2010, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee.  The New Senior Notes are fully and unconditionally guaranteed by all of the Company's subsidiaries that, as of the date of issuance of the New Senior Notes, are guarantors under the Company's homebuilding revolving credit facility.  The New Senior Notes and the guarantees of the New Senior Notes are unsecured senior obligations of the Company and the Guarantors.

The indenture and the form of note, which is attached as an exhibit to the indenture, provide, among other things, that the New Senior Notes will bear interest at 8.625% per year (payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2012), and will mature on November 15, 2018.  The Company may redeem the New Senior Notes, in whole or in part, at any time prior to November 15, 2014 at a redemption price equal to 100% of the principal amount of the New Senior Notes, plus accrued and unpaid interest to the date of redemption, if any, plus a “make-whole” amount set forth in the indenture.  On or after November 15, 2014, the Company may redeem the New Senior Notes, in whole or in part, at the redemption prices set forth in the indenture.  In addition, at any time prior to November 15, 2013, the Company may redeem up to 35% of the New Senior Notes with the net cash proceeds of one or more qualified equity offerings at a redemption price equal to 108.625% of the principal amount of the New Senior Notes, plus accrued and unpaid interest to the date of redemption, if any, subject to the terms of the indenture.  Following a change of control, as described in the indenture, the Company will be required to make an offer to purchase all of the New Senior Notes at a purchase price equal to 101% of the principal amount of the New Senior Notes, plus accrued and unpaid interest to the date of repurchase, if any.

The indenture contains covenants that limit the ability of the Company and the Restricted Subsidiaries (as defined in the indenture) to, among other things:  (1) incur additional indebtedness or liens; (2) pay dividends or make other distributions or repurchase or redeem the Company's stock or other equity interests; (3) make investments; (4) sell assets; (5) create or permit restrictions on the ability of the Restricted Subsidiaries to pay dividends or make other distributions to the Company; (6) engage in transactions with affiliates; and (7) consolidate or merge with or into other companies, liquidate or sell all or substantially all of the Company's assets.  These covenants are subject to important exceptions and qualifications as described in the indenture.  If the New Senior Notes receive an investment grade rating from both Standard & Poor's Rating Service and Moody's Investors Service, Inc., and no default has occurred and is continuing under the indenture, certain of these covenants will no longer apply.

The New Senior Notes and the indenture contain customary events of default, including, without limitation:  (1) failure to pay principal on the New Senior Notes when due; (2) failure to pay interest on the New Senior Notes for 30 days after becoming due; (3) failure to comply with certain agreements, covenants or obligations contained in the indenture for a period of 60 days; (4) defaults under any mortgage, indenture or other instrument or agreement that results in the acceleration of $25 million or more of certain other indebtedness; (5) certain judgments in excess of $25 million that have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (6) certain bankruptcy events; and (7) any guarantee of a significant subsidiary ceases to be in full force and effect, or any Guarantor denies its liability under its guarantee, in each case, other than in accordance with the terms of the indenture and such guarantee.

Affiliates of one or more of the initial purchasers of the New Senior Notes serve as agents and/or lenders under the Company's homebuilding revolving credit facility and the Company's homebuilding letter of credit facilities.

Registration Rights Agreement

In connection with the completion of the offering of the New Senior Notes, the Company and the Guarantors entered into a registration rights agreement, dated as of May 8, 2012, with the initial purchasers of the New Senior Notes.  The registration rights agreement requires the Company and the Guarantors to:  (1) file with the Securities and Exchange Commission a registration statement within 90 days after the issue date of the New Senior Notes enabling holders to exchange the New Senior Notes for publicly registered notes with identical terms; (2) use their commercially reasonable efforts to cause such registration statement to become effective under the Securities Act within 180 days after the issue date of the New Senior Notes; (3) use their commercially reasonable efforts to complete the exchange offer within 210 days after the issue date of the New Senior Notes; and (4) use their commercially reasonable efforts to file a shelf registration statement for the resale of the New Senior Notes if they cannot complete an exchange offer within the time periods listed above and in certain other circumstances.

If the Company and the Guarantors do not comply with the foregoing registration obligations, the Company will be required to pay liquidated damages to the holders of the New Senior Notes in the form of higher interest rates.  Upon the occurrence of a registration default, the interest rate of the New Senior Notes will be increased by 0.25% per annum and will continue to increase by 0.25% per annum at the end of each 90-day period that the registration default remains uncured, up to a maximum of 1.00% per annum.  After the Company cures the registration default, the accrual of liquidated damages will stop and the interest rate of the New Senior Notes will revert to its original rate.

The above descriptions of the New Senior Notes, the guarantees of the New Senior Notes, the indenture and the registration rights agreement do not purport to be complete descriptions of the parties' rights and obligations under the indenture or the registration rights agreement.  The above descriptions are qualified in their entirety by reference to the indenture and the registration rights agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On May 8, 2012, the Board of Directors (the “Board”) of the Company (1) increased the number of directors that comprise the Board from nine to ten directors in accordance with the Company's Amended and Restated Regulations, (2) upon the recommendation of the Board's Nominating and Governance Committee, elected William H. Carter, Executive Vice President, Chief Financial Officer and a director of Momentive Performance Materials Holdings LLC and its operating subsidiaries, to the Board effective immediately to fill the director's office created by the such increase and (3) upon the recommendation of the Board's Nominating and Governance Committee, appointed Mr. Carter to serve on Audit Committee of the Board effective immediately.  Mr. Carter will serve on the Board until the 2013 Annual Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

The Board has determined that Mr. Carter (1) qualifies as an independent director under the criteria for independence set forth in the applicable rules of the New York Stock Exchange (the “NYSE Rules”) and rules of the Securities and Exchange Commission (the “SEC Rules”), (2) satisfies the financial literacy requirements for audit committee members under the NYSE Rules and the SEC Rules and (3) qualifies as an “audit committee financial expert” as such term is defined under the SEC Rules.

There were no arrangements or understandings between Mr. Carter and any other persons, pursuant to which Mr. Carter was selected as a director.  No information is required to be disclosed with respect to Mr. Carter or his immediately family members pursuant to Item 404(a) of Regulation S-K.  Mr. Carter will receive the same compensation as the Company's other non-employee directors as described in the in the Company's Proxy Statement for the 2012 Annual Meeting of Shareholders (the “Proxy Statement”) under the caption “Compensation of Directors.”  A copy of the press release announcing Mr. Carter's election is attached hereto as Exhibit 99.1.

(e) Amendment of Material Compensatory Plan

On May 8, 2012, at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company, the shareholders of the Company approved an amendment (the “Amendment”) to the M/I Homes, Inc. 2009 Long-Term Incentive Plan (the “2009 LTIP”) to (1) increase the maximum aggregate number of common shares, par value $.01 per share, of the Company (the “Common Shares”) available for grant under the 2009 LTIP by 900,000 Common Shares and (2) add a provision to the 2009 LTIP expressly prohibiting liberal share recycling and reapproved the material terms of the performance goals for performance-based awards under the 2009 LTIP pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board had previously adopted the Amendment to the 2009 LTIP on February 8, 2012, subject to shareholder approval.

A description of the 2009 LTIP (as amended effective May 8, 2012) was included in the Proxy Statement under the caption “PROPOSAL NO. 3-APPROVAL OF AMENDMENT TO THE M/I HOMES, INC. 2009 LONG-TERM INCENTIVE PLAN AND REAPPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS,” which description is incorporated herein by reference. The descriptions of the 2009 LTIP contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2009 LTIP (as amended effective May 8, 2012), which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.07 Submission of Matters to Vote of Security Holders

The results of the matters voted on by shareholders at the Annual Meeting were as follows:

1)
The following individuals were elected as directors of the Company to serve until the Company's 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

Nominee	Votes for	Votes Withheld	Non-Votes
Thomas D. Igoe	16,072,314	386,994	1,310,299
J. Thomas Mason	15,783,270	676,038	1,310,299
Sharen Jester Turney	16,089,036	370,272	1,310,299

2)	The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers.

Votes For	Votes Against	Votes Abstained	Non-Votes
16,134,948	317,691	6,669	1,310,299

3)
The shareholders approved the Amendment to the 2009 LTIP, including an increase in the number of Common Shares available for issuance under the 2009 LTIP and reapproval of the material terms of the performance goals under the 2009 LTIP.

Votes For	Votes Against	Votes Abstained	Non-Votes
16,205,390	249,536	4,382	1,310,299

4)	The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2012 fiscal year.

Votes For	Votes Against	Votes Abstained
17,466,114	293,947	9,546

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

4.1
Indenture, dated as of November 12, 2010, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on November 12, 2010).

4.2	Registration Rights Agreement, dated as of May 8, 2012, by and among M/I Homes, Inc., the guarantors named therein and the initial purchasers named therein (filed herewith).

10.1
M/I Homes, Inc. 2009 Long-Term Incentive Plan (as amended effective May 8, 2012) (incorporated herein by reference to Appendix A to M/I Homes, Inc.'s proxy statement on Schedule 14A relating to the 2012 Annual Meeting of Shareholders of M/I Homes, Inc., filed on April 4, 2012).

99.1	Press release dated May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Document

4.1
Indenture, dated as of November 12, 2010, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on November 12, 2010).

4.2	Registration Rights Agreement, dated as of May 8, 2012, by and among M/I Homes, Inc., the guarantors named therein and the initial purchasers named therein (filed herewith).

10.1
M/I Homes, Inc. 2009 Long-Term Incentive Plan (as amended effective May 8, 2012) (incorporated herein by reference to Appendix A to M/I Homes, Inc.'s proxy statement on Schedule 14A relating to the 2012 Annual Meeting of Shareholders of M/I Homes, Inc., filed on April 4, 2012).

99.1	Press release dated May 9, 2012.